UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2017

BROOKS AUTOMATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 262-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement

On July 5, 2017, Brooks Automation, Inc. (“Brooks”) entered into an Asset Purchase Agreement (the “Agreement”) with Pacific Bio-Material Management, Inc. (“PBMMI”), Novare, LLC, a wholly owned subsidiary of PBMMI (collectively, the “Sellers”), and Michael Lebbin, pursuant to which Brooks acquired substantially all of the assets relating to the Sellers’ business of regulatory-compliant storage, transport, management, and cold chain logistics of biological materials at any temperature (the “Business”).

Brooks paid a cash purchase price of $33,000,000, which amount is subject to a customary adjustment based on the working capital of the Business as of the closing date.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Agreement. A copy of the Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

2.1	Asset Purchase Agreement, dated as of July 5, 2017, by and among Brooks Automation, Inc., Pacific Bio-Material Management, Inc. and Novare, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.

/s/ Jason W. Joseph
Date: July 7, 2017	Jason W. Joseph
Vice President, General Counsel and Secretary

EXHIBIT INDEX

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EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS
2.1	Asset Purchase Agreement, dated as of July 5, 2017, by and among Brooks Automation, Inc., Pacific Bio-Material Management, Inc. and Novare, LLC